               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

              SIRIUS SATELLITE RADIO INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[LOGO]
                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 19, 2000

                              -------------------
    You are cordially invited to attend our Annual Meeting of stockholders which will be held on Tuesday, September 19, 2000, at 10:00 a.m. in the Auditorium on the first floor of U.S. Trust, 114 West 47th Street, New York, New York 10036. The Annual Meeting is being held for the following purposes:

        1. To elect five directors.

        2. To ratify the appointment of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 2000.

        3. To transact any other business that may properly come before the meeting.

    These items are described in this Proxy Statement.

    Only stockholders of record at the close of business on July 24, 2000 are entitled to vote at the Annual Meeting. If you plan to attend the Annual Meeting, please mark the appropriate area on your proxy card. A list of stockholders entitled to vote at the Annual Meeting will be available for examination for ten days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:00 p.m., at our offices at 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

    For your comfort, we ask that you do not bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders and video and still cameras will not be permitted into the meeting.

    YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

    This Proxy Statement and our 1999 Annual Report to Stockholders are being distributed on or about August 21, 2000.

                                          By Order of the Board of Directors,

                                          PATRICK L. DONNELLY
                                          -------------------------------------
                                          PATRICK L. DONNELLY
                                          Senior Vice President,
                                          General Counsel and Secretary

New York, New York
August 21, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Questions & Answers.........................................    1
Business Matters To Be Voted On.............................    4
Nominees for the Board of Directors.........................    5
Board Governance and Operations.............................    7
    Meetings of the Board of Directors......................    7
    Committees of the Board of Directors....................    7
    Directors' Compensation.................................    8
    Compensation Committee Interlocks and Insider
     Participation..........................................    8
Information about Our Common Stock Ownership................    9
    Voting Trust Agreement..................................   10
Executive Compensation......................................   12
    Summary Compensation Table..............................   12
    Option Grants in Last Fiscal Year.......................   12
    Employment Agreements...................................   13
Report of Compensation Committee............................   14
Performance Graph...........................................   18

                              QUESTIONS & ANSWERS

Q:  WHAT AM I VOTING ON?

A:  1. The election of five directors to our Board of Directors (David
       Margolese, Robert D. Briskman, Lawrence F. Gilberti, Joseph V. Vittoria and Ralph V. Whitworth).

    2. To ratify the appointment of Arthur Andersen LLP as our independent accountants for the current fiscal year.
--------------------------------------------------------------------------------

Q:  HOW DO I VOTE?

A: Stockholders should sign, date and return their proxy cards in the pre-addressed, postage-paid envelope that is provided.

    If you attend the Annual Meeting you may vote in person by ballot, even if you have previously returned a proxy card.
--------------------------------------------------------------------------------

Q:  WHO IS ENTITLED TO VOTE AND HOW MANY VOTES DO THEY HAVE?

A: Holders of our Common Stock and holders of our 9.2% Series A Junior Cumulative Convertible Preferred Stock, 9.2% Series B Junior Cumulative Convertible Preferred Stock and 9.2% Series D Junior Cumulative Convertible Preferred Stock as of the close of business on July 24, 2000 (the 'Record Date') are entitled to vote at the Annual Meeting. Each share of our Common Stock is entitled to one vote. Each share of our Series A Junior Preferred Stock and Series B Junior Preferred Stock is entitled to three and one-third votes. Each share of our Series D Junior Preferred Stock is entitled to
    2.9412 votes. As of the Record Date, the number of shares outstanding were as follows: 41,968,425 shares of Common Stock; 1,461,270 shares of Series A Junior Preferred Stock; 655,406 shares of Series B Junior Preferred Stock; and 2,000,000 shares of Series D Junior Preferred Stock.
--------------------------------------------------------------------------------

Q:  WHAT IS A PROXY?

A: A proxy is a person you appoint to vote on your behalf. We are soliciting proxies so that all shares of our Common Stock, Series A Junior Preferred Stock, Series B Junior Preferred Stock and Series D Junior Preferred Stock may be voted at the Annual Meeting. You must complete and return the enclosed proxy card to have your shares voted by proxy.
--------------------------------------------------------------------------------

Q:  BY COMPLETING AND RETURNING THE PROXY CARD, WHO AM I DESIGNATING AS MY
    PROXY?

A: You will be designating Patrick L. Donnelly, our Senior Vice President, General Counsel and Secretary, and Edward Weber, Jr., our Vice President and Controller, as your proxies.
--------------------------------------------------------------------------------

Q:  HOW WILL MY PROXY VOTE MY SHARES?

A: Your proxy will vote according to the instructions on your proxy card. If you complete and return your proxy card but do not indicate your vote on some or all of the business matters, your proxy will vote 'FOR' these items. Also, your proxy is authorized to vote on any other business that properly comes before the Annual Meeting in accordance with the recommendation of the Board of Directors.

Q:  CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

A: Yes. You may change your vote at any time before your shares are voted at the Annual Meeting by:

      Notifying our Corporate Secretary, Patrick L. Donnelly, in writing at Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020 that you are revoking your proxy;

      Executing and delivering a later dated proxy card; or

      Voting in person at the Annual Meeting.

    However, if you have shares held through a brokerage firm, bank or other custodian, and you vote by proxy, you may revoke your proxy instructions only by informing the custodian in accordance with any procedures it has established.
--------------------------------------------------------------------------------

Q:  WHAT IS A QUORUM OF STOCKHOLDERS?

A: Shares representing the majority of votes, present or represented by proxy, constitute a quorum. If you vote by proxy card, your shares will be considered part of the quorum.
--------------------------------------------------------------------------------

Q:  WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

A: Assuming a quorum of stockholders is present at the Annual Meeting, the affirmative vote of a plurality of all votes cast is required to elect each director and the affirmative vote of a majority of all the votes cast is needed to approve the appointment of Arthur Andersen LLP as our independent accountants.
--------------------------------------------------------------------------------

Q: HOW DO YOU COUNT SHARES THAT AREN'T VOTED FOR THE NOMINEES FOR DIRECTOR, OR ABSTAIN ON ANY MATTER?

A: With respect to the election of directors, votes withheld will be treated as shares present for purposes of determining a quorum. Directors are elected by a plurality vote, so the five persons receiving the greatest number of votes will be elected and withheld votes will not affect the outcome of the election. With respect to the approval of Arthur Andersen LLP or any other matter properly brought before the meeting, abstentions will be treated as shares present for purposes of determining a quorum. Because a majority of the shares represented at the meeting and entitled to vote is required for approval of these matters, abstentions will have the same effect as a vote against approval.
--------------------------------------------------------------------------------

Q:  HOW DO YOU COUNT SHARES THAT ARE HELD BY BROKERS BUT NOT VOTED?

A: Valid proxies submitted by a broker or its nominee that are not voted on a matter or that are marked 'abstain' will be counted for purposes of determining a quorum at the Annual Meeting, but will not be considered as having voted on that matter.

Q:  WHO WILL COUNT THE VOTES?

A: A representative of The Bank of New York, our transfer agent, will tabulate the votes and act as inspector of election.
--------------------------------------------------------------------------------

Q:  HOW DO I ATTEND THE ANNUAL MEETING?

A: If you are a registered stockholder, an admission ticket is enclosed with your proxy card. If you wish to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Annual Meeting.

    If your shares are held in the name of a bank, broker or other holder of record and you wish to attend the Annual Meeting, you need to bring a copy of a bank or brokerage statement to the Annual Meeting reflecting your stock ownership as of the Record Date.
--------------------------------------------------------------------------------

Q:  WHO IS SOLICITING MY PROXY AND WHO PAYS THE COST?

A: The Company is soliciting your proxy. The cost of soliciting proxies will be borne by the Company. The Company has engaged Georgeson Shareholder Communications to assist in the distribution and solicitation of proxies. We have agreed to pay Georgeson $5,000 plus their reasonable out-of-pocket expenses. The Company will also reimburse brokerage firms, banks and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Directors, officers and regular employees of the Company may solicit proxies on our behalf by telephone or in writing.
--------------------------------------------------------------------------------

Q:  WHEN ARE THE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING?

A: To be eligible for inclusion in our proxy statement and form of proxy for next year's Annual Meeting, stockholder proposals must be submitted in writing by the close of business on April 18, 2001 to Patrick L. Donnelly, Senior Vice President, General Counsel and Secretary, Sirius Satellite Radio Inc., 36th Floor, 1221 Avenue of the Americas, New York, New York 10020.

    If any proposal that is not submitted for inclusion in next year's proxy (as described in the preceding paragraph) is instead sought to be presented directly at next year's annual meeting, the proxies may vote in their discretion if (a) we receive notice of the proposal before the close of business on July 2, 2001 and advise stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter or (b) we do not receive notice of the proposal prior to the close of business on July 2, 2001. Notices of intention to present proposals at next year's annual meeting should be addressed to Patrick L. Donnelly, Senior Vice President, General Counsel and Secretary, Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, New York 10020.

                        BUSINESS MATTERS TO BE VOTED ON

ITEM 1. ELECTION OF DIRECTORS

    Five directors will be elected at this year's Annual Meeting. Directors serve until the next annual meeting of stockholders or until the director is succeeded by another qualified director who has been elected. Each of the nominated directors has agreed to serve if elected. However, if for some reason one of them is unable to accept nomination or election, proxies will be voted for the election of a nominee designated by the Board of Directors. Biographical information for each of the nominees is presented below under the caption 'Nominees for the Board of Directors'.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' EACH OF THE NOMINEES.

ITEM 2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen LLP ('Arthur Andersen') as our independent accountants for 2000. As such, Arthur Andersen will audit and report on our financial statements for the fiscal year ending December 31, 2000. During October 1998, we engaged Arthur Andersen to provide us tax consulting services.

    Representatives of Arthur Andersen are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    PricewaterhouseCoopers LLP ('PricewaterhouseCoopers') were our independent accountants for our fiscal year ended December 31, 1998. On April 6, 1999, we dismissed PricewaterhouseCoopers. The decision to change accountants was approved by the Audit Committee of our Board of Directors.

    During the fiscal years ended December 31, 1997 and December 31, 1998 and the period January 1, 1999 through April 6, 1999, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make a reference to the subject matter of such disagreements in connection with their reports.

    PricewaterhouseCoopers' report on our financial statements for the fiscal year ended December 31, 1998 was modified to include an explanatory paragraph as to our ability to continue as a going concern through December 31, 1999. This modification was due to the fact that we did not have the financial resources to meet our capital expenditure obligations through December 31, 1999. Otherwise, PricewaterhouseCoopers' reports on our financial statements for the fiscal years ended December 31, 1997 and December 31, 1998 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

    In addition, the October 7, 1998 PricewaterhouseCoopers' reissued report on our financial statements for the fiscal year ended December 31, 1997 included an emphasis of a matter paragraph as to our ability to continue as a going concern through 1999. However, in view of the funds we raised through equity financings in the fourth quarter of 1998, PricewaterhouseCoopers subsequently revised their reissued report to remove the paragraph concerning this uncertainty.

    We requested that PricewaterhouseCoopers furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated April 9, 1999 was filed as exhibit 16 to our Current Report on Form 8-K dated April 9, 1999.

    Representatives of PricewaterhouseCoopers are not expected to be present at the Annual Meeting, to make a statement or to be available for questions.

    Prior to engaging Arthur Andersen, neither we nor anyone acting on our behalf consulted with Arthur Andersen regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Arthur Andersen concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue. In addition, prior to engaging Arthur Andersen, neither we nor anyone acting on our behalf consulted with Arthur Andersen with respect to any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in
Item 304(a)(1)(v) of Regulation S-K).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THIS ITEM.

ITEM 3. OTHER MATTERS

    The Board of Directors does not intend to present, or have any reason to believe others will present, any items of business other than those stated above. If other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of the Board of Directors.

                      NOMINEES FOR THE BOARD OF DIRECTORS

    The following are brief biographical sketches for each of the nominees:

    DAVID MARGOLESE, age 42, has served as Chairman of the Board and Chief Executive Officer of Sirius Satellite Radio since August 1993, and as a director since August 1991. Prior to his involvement with Sirius Satellite Radio, Mr. Margolese proposed and co-founded Cantel Inc., Canada's national cellular telephone carrier, which was acquired by Rogers Communications Inc. in 1989, and Canadian Telecom Inc., Canada's national paging company, serving as that company's president until the company's sale in 1987.

    ROBERT D. BRISKMAN, age 67, is a co-founder of Sirius Satellite Radio and has served as Executive Vice President, Engineering, and as a director since October 1991. Prior to 1986, during his twenty-two year career at Communications Satellite Corporation, a satellite communications company, he was responsible for the engineering and implementation of numerous major satellite systems, including ITALSAT, ARABSAT and CHINASAT. Mr. Briskman was one of the early engineers at NASA in 1959, and received the APOLLO Achievement Award for the design and implementation of the Unified S-Band System. He is past chairman of the IEEE Standards Board, past president of the Aerospace and Electronics Systems Society and served on the industry advisory council to NASA. He is the Telecommunications Editor of McGraw Hill's Encyclopedia of Science and Technology and is a recipient of the IEEE Centennial Medal.

    LAWRENCE F. GILBERTI, age 49, has been a director of Sirius Satellite Radio since September 1993 and served as our Secretary from November 1992 until May 1998. Since December 1992, he has been the Secretary and sole director, and from December 1992 to September 1994 was the President of, Satellite CD Radio, Inc., our subsidiary which holds our FCC license. Since June 2000, Mr. Gilberti has been a partner in the law firm of Reed Smith Shaw & McClay LLP; from May 1998 through May 2000, he was of counsel to that firm. From August 1994 to May 1998, Mr. Gilberti was a partner in the law firm of Fischbein Badillo Wagner & Harding. Mr. Gilberti has provided legal services to Sirius Satellite Radio since 1992.

    JOSEPH V. VITTORIA, age 65, has been a director of Sirius Satellite Radio since April 1998. From 1997 to February 2000, Mr. Vittoria was Chairman and Chief Executive Officer of Travel Services International, Inc., a travel services distributor, and he has been Executive Chairman of that company since March 2000. Since 1997, Mr. Vittoria has also served as a member of the Board of Overseers of Columbia Business School. From September 1987 to February 1997, Mr. Vittoria was the Chairman and Chief Executive Officer of Avis Inc., one of the world's largest rental car companies. Mr. Vittoria also serves on the boards of ResortQuest International, Inc. and Carey International, Inc. He is a director and Chairman of Transmedia Asia Pacific, Inc. and of Puradyn Filter Technologies, Inc.

    RALPH V. WHITWORTH, age 44, has been a director of Sirius Satellite Radio since March 1994. Mr. Whitworth has been a principal and managing member at Relational Investors LLC, a private investment company, since March 1996, and a partner in Batchelder & Partners, Inc., a financial advisory firm, since January 1997. Since April 1998, he has also been Chairman of Apria Healthcare Group, Inc., a home-health company. From August to November 1999, he was Chairman of Waste Management, Inc., a provider of integrated waste management services. From August 1988 to December 1996, he was President of Whitworth and Associates, a Washington, D.C.-based consulting firm. Mr. Whitworth is also a director of Mattel, Inc., Waste Management, Inc. and Tektronix, Inc.

                        BOARD GOVERNANCE AND OPERATIONS

    The business and affairs of the Company are managed by or under the direction of your Board of Directors. The Board includes a majority of non-employee Directors.

    Your Board reaffirms its management accountability to the stockholders through the annual election process. All Directors stand for election annually.

    Your Board reviews and ratifies senior management selection and compensation, monitors overall corporate performance and ensures the integrity of our financial controls. The Board also oversees our strategic and business planning process.

MEETINGS OF THE BOARD OF DIRECTORS

    During the fiscal year ended December 31, 1999, there were nine meetings of the Board of Directors and the Board took action two times through written consents in lieu of meetings. Each Director attended more than 75% of the total number of meetings of the Board and meetings held by all committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors maintains two standing committees, an Audit Committee and a Compensation Committee. The Board of Directors does not maintain a Nominating Committee. The following table shows the members of each Committee, the number of committee meetings held during 1999 and the functions performed by each committee:

----------------------------------------------------------------------------------------
          COMMITTEE                                    FUNCTIONS
----------------------------------------------------------------------------------------
AUDIT                          Recommends to the Board the selection of independent
Meetings: Three                 accountants

Members:                       Reviews reports of independent accountants
Lawrence F. Gilberti           Reviews and approves the scope and costs of all services
Joseph V. Vittoria              (including non-audit services) provided by the firm
Ralph V. Whitworth*             selected to conduct the audit
                               Monitors the effectiveness of the audit process
                               Reviews adequacy of financial and operating controls
                               Monitors corporate compliance program
----------------------------------------------------------------------------------------
COMPENSATION                   Reviews and approves salaries and other compensation
Meetings: Three                 matters for executive officers

Members:                       Administers stock option program and approves grants of
Lawrence F. Gilberti            options to officers under our stock option plans
Joseph V. Vittoria
Ralph V. Whitworth*
----------------------------------------------------------------------------------------

* Committee Chairperson

DIRECTORS' COMPENSATION

    Directors who are employees of the Company or its subsidiaries receive no additional compensation for serving on the Board of Directors.

    Unless otherwise authorized by the Compensation Committee, each non-employee director is entitled to receive options to purchase 10,000 shares of Common Stock upon becoming a director and an automatic annual grant of options to purchase 10,000 shares of Common Stock on the business day following our annual meeting of stockholders. The exercise price for all such options is the fair market value of our Common Stock on the date of grant. Non-employee directors are also reimbursed for reasonable travel expenses incurred in attending meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Gilberti, a director, is a partner in the law firm of Reed Smith Shaw & McClay LLP and has provided legal services to us since 1992.

    Pursuant to an agreement dated October 21, 1992 (the 'Batchelder Agreement'), we retained the services of Batchelder & Partners, Inc. ('Batchelder') to provide certain financial consulting services. The Batchelder Agreement was terminated on November 30, 1997; however, the parties agreed that the termination would not affect our obligations with respect to certain transactions entered into within 24 months of the termination date. In January 1997, Mr. Whitworth became a partner in Batchelder. In the fiscal year ended December 31, 1999, Mr. Whitworth, as a partner in Batchelder, received $885,000 from the total fees received by Batchelder from us. On December 29, 1997, Mr. Whitworth received, pursuant to options given Batchelder, an option to purchase 17,800 shares of our Common Stock at an exercise price of $6.25. On February 2, 2000, Mr. Whitworth exercised this option and sold the Common Stock received upon exercise of the option.

                  INFORMATION ABOUT OUR COMMON STOCK OWNERSHIP

    The table below shows, as of June 30, 2000, each person we know to be a beneficial owner of more than 5% of our Common Stock. In general, 'beneficial ownership' includes those shares a person has the power to vote or transfer, and options to acquire our Common Stock that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and sole investment power with respect to all shares shown as beneficially owned by them.

                    NAMES AND ADDRESS OF                       NUMBER OF SHARES
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED   PERCENT OF CLASS
                      ----------------                        ------------------   ----------------
Apollo Investment Fund IV, L.P. (1) ........................      7,055,587              14.4
Apollo Overseas Partners IV, L.P.
  Two Manhattanville Road
  Purchase, New York 10577

David Margolese (2) ........................................      5,621,014              12.8
  1221 Avenue of the Americas
  New York, New York 10020

Prime 66 Partners, L.P. (3) ................................      5,160,075              12.3
  201 Main Street, Suite 3200
  Forth Worth, Texas 76102

Blackstone Management Associates III L.L.C (4) .............      5,882,353              12.3
  345 Park Avenue
  New York, New York 10154

Everest Capital Master Fund, L.P. (5) ......................      5,206,008              11.7
Everest Capital Limited
  c/o Morgan Stanley & Co. Incorporated
  One Pierpont Plaza
  10th Floor
  Brooklyn, New York 11201

DaimlerChrysler Corporation (6) ............................      2,290,322               5.5
  1000 Chrysler Drive
  Auburn Hills, Michigan 48326

---------

(1) The information is based in part upon the Schedule 13D filed on October 28, 1999 by Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and Apollo Advisors IV, L.P. with the Securities and Exchange Commission reflecting the ownership of 1,350,000 shares of 9.2% Series A Junior Cumulative Convertible Preferred Stock and 650,000 shares of 9.2% Series B Junior Cumulative Convertible Preferred Stock. The amount reflected also includes 111,270 shares of 9.2% Series A Junior Cumulative Convertible Preferred Stock and 5,406 shares of 9.2% Series B Junior Cumulative Convertible Preferred Stock issued by us to Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. on November 15, 1999 in satisfaction of our annual dividend obligation with respect to our 9.2% Series A Junior Cumulative Convertible Preferred Stock and 9.2% Series B Junior Cumulative Convertible Preferred Stock. Each share of 9.2% Series A Junior Cumulative Convertible Preferred Stock and 9.2% Series B Junior Cumulative Convertible Preferred Stock is entitled to three and one-third votes.

(2) Includes 2,020,000 shares issuable pursuant to stock options that are exercisable within 60 days and 1,014 vested shares acquired under the Company' s 401(k) Savings Plan (the '401(k) Plan') as of June 30, 2000. Pursuant to a voting trust agreement ('Voting Trust Agreement') entered into by Darlene Friedland, as grantor, David Margolese, as trustee, and Sirius Satellite Radio Inc. until November 20, 2002, Mr. Margolese has the power to vote in his discretion all shares of Common Stock owned or hereafter acquired by Darlene Friedland and certain of her affiliates (2,000,000 shares as of May 10, 2000). See
                                              (footnotes continued on next page)

(footnotes continued from previous page)

    'Voting Trust Agreement'. This information is based upon Amendment No. 1 to the Schedule 13D filed on July 21, 2000 by David Margolese with the Securities and Exchange Commission.

(3) This information is based upon Amendment No. 1 to the Schedule 13D filed on September 29, 1999 by Prime 66 Partners, L.P. and Composite 66, L.P. with the Securities and Exchange Commission.

(4) Represents 2,000,000 shares of 9.2% Series D Junior Cumulative Convertible Preferred Stock which entitles the holder to vote as if the shares had been converted to Common Stock. Each share of 9.2% Series D Junior Cumulative Convertible Preferred Stock is entitled to 2.9412 votes. This information is based upon the Schedule 13D filed on February 10, 2000 by Blackstone Management Associates III L.L.C. and some of its affiliates with the Securities and Exchange Commission.

(5) Represents (i) 2,666,711 shares of Common Stock, (ii) $22,750,000 in aggregate principal amount of our 8 3/4% Convertible Subordinated Notes due 2009 and (iii) shares of Common Stock issuable pursuant to warrants to purchase 1,740,000 shares of Common Stock at a purchase price of $50 per share. These warrants are exercisable from June 15, 1998 through and including June 15, 2005. This information is based upon Amendment No. 1 to the Schedule 13G filed on April 10, 2000 by Everest Capital Limited and Everest Captital Master Fund, L.P. with the Securities and Exchange Commission.

(6) This information is based upon the Schedule 13D filed on February 7, 2000 by DaimlerChrysler Corporation with the Securities and Exchange Commission.

    The following table shows the amount of our Common Stock held, as of June 30, 2000, by each director, our Chief Executive Officer and the four other most highly compensated officers as of the end of 1999 and by all of our directors and executive officers as a group:

                                                                                              SHARES
                      NAME OF                            NUMBER OF SHARES      PERCENT      ACQUIRABLE
                  BENEFICIAL OWNER                    BENEFICIALLY OWNED (1)   OF CLASS   WITHIN 60 DAYS
                  ----------------                    ----------------------   --------   --------------
David Margolese (2).................................        5,621,014           12.8%       2,020,000
Robert D. Briskman..................................          220,978            *            208,322
Lawrence F. Gilberti................................           55,000            *             55,000
Joseph V. Vittoria..................................           45,000            *             45,000
Ralph V. Whitworth..................................           55,000            *             55,000
Ira H. Bahr (3).....................................           52,803            *             51,250
Joseph S. Capobianco................................           75,861            *             75,000
Patrick L. Donnelly.................................           75,333            *             75,000
All Directors and Executive Officers as a Group
  (9 persons) (4)...................................        6,240,989           14.0%       2,584,572

---------
* Less than 1% of our outstanding shares of Common Stock.

(1) These amounts include shares of common stock which the individuals hold and shares of common stock they have a right to acquire within the next 60 days as shown in the last column through the exercise of stock options. Also included in the table are the number of shares of common stock acquired under the 401(k) Plan as of June 30, 2000: Mr. Margolese -- 1,014 shares; Mr. Briskman -- 978 shares; Mr. Bahr -- 553 shares; Mr. Capobianco -- 861 shares; and Mr. Donnelly -- 333 shares.

(2) Pursuant to the Voting Trust Agreement, until November 20, 2002, David Margolese, as trustee, has the power to vote in his discretion all shares of Common Stock owned or hereafter acquired by Darlene Friedland and certain of her affiliates (2,000,000 shares as of May 10, 2000).

(3) Mr. Bahr's employment with us ended on July 18, 2000.

(4) Does not include 2,348,750 shares of common stock issuable pursuant to stock options that are not exercisable within 60 days.

VOTING TRUST AGREEMENT

    We are a party to a voting trust agreement dated August 26, 1997 by and among Darlene Friedland, as grantor, David Margolese, as the voting trustee, and us. The following summary description of the Voting Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement.

    The Voting Trust Agreement provides for the establishment of a trust (the 'Trust') into which (i) there has been deposited all of the shares of Common Stock owned by Mrs. Friedland on August 26, 1997 and (ii) there shall be deposited any shares of Common Stock acquired by Mrs. Friedland, her spouse Robert Friedland, any member of either of their immediate families or any entity directly or indirectly controlled by Mrs. Friedland, her spouse or any member of their immediate families (the 'Friedland Affiliates') between the date shares are initially deposited and the termination of the Trust. The Voting Trust will terminate on November 20, 2002.

    The Voting Trust Agreement does not restrict the ability of Mrs. Friedland or any of the Friedland Affiliates to sell, assign, transfer or pledge any of the shares deposited into the Trust, nor does it prohibit Mrs. Friedland or the Friedland Affiliates from purchasing additional shares of our Common Stock, provided those shares become subject to the Trust.

    Under the Voting Trust Agreement, the trustee has the power to vote shares held in the Trust in relation to any matter upon which the holders of such stock would have a right to vote, including without limitation the election of directors. For so long as David Margolese remains trustee of the Trust, he may exercise such voting rights in his discretion. Any successor trustee or trustees of the Trust must vote as follows:

     on the election of directors, the trustee(s) must vote the entire number of shares held by the Trust, with the number of shares voted for each director (or nominee for director) determined by multiplying the total number of votes held by the Trust by a fraction, the numerator of which is the number of votes cast for such person by other stockholders of the Company and the denominator of which is the sum of the total number of votes represented by all shares casting any votes in the election of directors;

     if the matter under Delaware law or our Certificate of Incorporation or our Bylaws requires at least an absolute majority of all outstanding shares of Common Stock in order to be approved, the trustee(s) must vote all of the shares in the Trust in the same manner as the majority of all votes that are cast for or against the matter by all other stockholders of the Company; and

     on all other matters, including, without limitation, any amendment of the Voting Trust Agreement for which a stockholder vote is required, the trustee(s) must vote all of the shares in the Trust for or against the matter in the same manner as all votes that are cast for or against the matter by all other stockholders of the Company.

    The Voting Trust Agreement may not be amended without our prior written consent, acting by unanimous vote of the Board of Directors, and approval of our stockholders, acting by the affirmative vote of two-thirds of the total voting power of the Company, except in certain limited circumstances where amendments to the Voting Trust Agreement are required to comply with applicable law.

                             EXECUTIVE COMPENSATION

    The table below shows the compensation for the last three years for our Chairman and Chief Executive Officer and the four next highest paid executive officers at the end of 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM COMPENSATION
                                                                                          -------------------------
                                                                          ANNUAL          NUMBER OF
                                                                       COMPENSATION       SECURITIES
                                                                     ----------------     UNDERLYING    ALL OTHER
                                                                     SALARY    BONUS       OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION                                   YEAR     ($)      ($)          (#)          ($)(1)
---------------------------                                   ----     ---      ---          ---          ------
David Margolese ............................................  1999   450,000    --       2,500,000       10,000
 Chairman of the Board and                                    1998   400,000    --         --            10,000
 Chief Executive Officer                                      1997   268,714    --         --             --
Robert D. Briskman .........................................  1999   280,000   40,000(2)   150,000       10,000
 Executive Vice President,                                    1998   260,000   25,000(2)    57,500       10,000
 Engineering                                                  1997   234,583    --          30,000        --
Ira H. Bahr (3) ............................................  1999   234,167    --         275,000       10,000
 Senior Vice President,                                       1998   103,183    --         100,000        6,245
 Marketing                                                    1997     --       --         --             --
Joseph S. Capobianco .......................................  1999   241,667    --         100,000       10,000
 Senior Vice President,                                       1998   218,125    --          25,000        9,200
 Content                                                      1997   141,667    --          75,000        --
Patrick L. Donnelly (4) ....................................  1999   277,500    --         215,000       10,000
 Senior Vice President,                                       1998   162,500    --         110,000        --
 General Counsel and Secretary                                1997     --       --           --           --

---------

(1) Represents matching contributions by us under the 401(k) Plan. These amounts were paid in the form of shares of our Common Stock.

(2) Amount represents bonus award for obtaining patents.

(3) Mr. Bahr became an executive officer in October 1998. His employment with us ended on July 18, 2000.

(4) Mr. Donnelly became an executive officer in May 1998.

    The following table sets forth certain information for the fiscal year ended December 31, 1999, with respect to options granted to individuals named in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                               ----------------------------
                               NUMBER OF                                               POTENTIAL REALIZABLE VALUE
                                 SHARES                                                  AT ASSUMED ANNUAL RATES
                               UNDERLYING                                              OF STOCK PRICE APPRECIATION
                                OPTIONS       % OF TOTAL      EXERCISE                 ---------------------------
                                GRANTED     OPTIONS GRANTED     PRICE     EXPIRATION        5%            10%
NAME                              (#)        TO EMPLOYEES     ($/SHARE)    DATE ($)        ($)            ($)
----                           ----------   ---------------   ---------   ----------   ------------   ------------
David Margolese..............  1,800,000         55.0%           31.25       1/1/09     35,375,323     89,648,013
                                 700,000                         30.50     12/17/09     13,426,900     34,026,402
Robert D. Briskman...........     60,000          3.3%           23.75      3/26/09        896,175      2,271,083
                                  90,000                         30.50     12/17/09      1,726,316      4,374,823
Ira H. Bahr..................    100,000          6.0%           23.75      3/26/09      1,493,625      3,785,138
                                  50,000                        29.125      6/22/09        915,828      2,320,887
                                 125,000                         30.50     12/17/09      2,397,661      6,076,143
Joseph S. Capobianco.........     40,000          2.2%           23.75      3/26/09        597,450      1,514,055
                                  60,000                         30.50     12/17/09      1,150,877      2,916,549
Patrick L. Donnelly..........     90,000          4.7%           23.75      3/26/09      1,344,262      3,406,625
                                 125,000                         30.50     12/17/09      2,397,661      6,076,143

    The following table sets forth certain information with respect to the number of shares covered by both exercisable and unexercisable stock options held by the individuals named in the Summary Compensation Table as of December 31, 1999. Also reported are the values for 'in-the-money' stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our Common Stock as of December 31, 1999 ($44.50 per share).

                                                               NUMBER OF SECURITIES
                               NO. OF                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                               SHARES                       OPTIONS AT FISCAL YEAR END      IN-THE-MONEY OPTIONS AT
                             ACQUIRED ON                                (#)                   FISCAL YEAR END ($)
                              EXERCISE     VALUE REALIZED   ---------------------------   ---------------------------
NAME                             (#)            ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   --------------   -----------   -------------   -----------   -------------
David Margolese............       0              0           1,540,000        1,660,000   37,355,000       22,520,000
Robert D. Briskman.........       0              0             220,000          180,000    8,745,000        3,405,000
Ira H. Bahr................       0              0              25,000          350,000      449,375        5,941,875
Joseph S. Capobianco.......       0              0              42,500          157,500    1,320,000        3,403,125
Patrick L. Donnelly........       0              0              35,000          290,000      385,000        4,442,500

EMPLOYMENT AGREEMENTS

    We are a party to an employment agreement with each of Messrs. Margolese, Briskman, Capobianco and Donnelly (the 'Employment Agreements').

MR. MARGOLESE

    Effective January 1, 1999, we entered into a agreement to employ David Margolese as our Chairman and Chief Executive Officer for a term of five years. The employment agreement provides for an annual base salary of $500,000 in 2000 and increases of $50,000 for each year thereafter. We also granted to Mr. Margolese an option to purchase 1,800,000 shares of Common Stock at $31.25 per share, of which options to purchase 1,320,000 shares of Common Stock are fully vested and exercisable. On January 2, 2001, the 480,000 remaining unvested options will vest and become exercisable. Any unvested options will vest and become exercisable upon the termination of Mr. Margolese's employment for any reason other than 'Cause' (as defined in the Employment Agreement). If Mr. Margolese is terminated without 'Cause' or resigns for 'Good Reason' (each defined in the Employment Agreement), we are obligated to pay Mr. Margolese the sum of $5,000,000. If following the occurrence of a 'Change of Control' (as defined in the Employment Agreement), Mr. Margolese is terminated for any reason (including resignation by Mr. Margolese for Good Reason), we are obligated to pay to Mr. Margolese the sum of $8,000,000 plus an amount equal to any excise taxes Mr. Margolese is required to pay solely as a result of the acceleration of the vesting of options and such additional amounts as are necessary to place Mr. Margolese in the same financial position he would have been in if such excise taxes were not imposed. Under the terms of the Employment Agreement, Mr. Margolese may not (a) disclose any of our proprietary information or (b) during his employment with us and for two years thereafter, engage in any business involving the transmission of radio entertainment programming in North America.

MR. BRISKMAN

    Effective December 31, 1999, we entered into an agreement to employ Robert
D. Briskman as Executive Vice President, Engineering, until his retirement in February 2001. Pursuant to this agreement, we pay Mr. Briskman an annualized base salary of $310,000. If Mr. Briskman's employment is terminated for any reason, other than 'Cause' (as defined in the Employment Agreement), we are obligated to pay to Mr. Briskman a sum equal to 50% of his then annual salary. Under this agreement, Mr. Briskman may not disclose any of our proprietary information during his employment with us or, for two years following the termination of his employment or, in the event he has been terminated without 'Cause' or has resigned for 'Good Reason' (each as defined in the Employment Agreement), for one year following such termination without Cause or resignation for Good Reason, enter into the employment of, render services to, or otherwise assist, any person or entity engaged in any operations in North America involving the transmission of radio entertainment programming in competition with us or that competes, or is likely to compete, with any other aspect of our business as conducted on the date his employment terminates. Under the terms of this agreement, we have also agreed to provide Mr. Briskman and his wife medical insurance, on the same terms as they are receiving such insurance on the date of Mr. Briskman's retirement, for the rest of their lives.

    Upon Mr. Briskman's retirement in February 2001, we will enter into a three year consulting agreement with Mr. Briskman. Under this consulting agreement, Mr. Briskman will be paid a consulting fee of $15,000 per month.

MESSRS. CAPOBIANCO AND DONNELLY

    On March 28, 2000, we entered into employment agreements with Joseph S. Capobianco to serve as Senior Vice President, Content, and Patrick L. Donnelly, to serve as Senior Vice President, General Counsel and Secretary. The agreement with Mr. Capobianco replaced a previous employment agreement expiring on April 16, 2000 and the agreement with Mr. Donnelly replaced a previous employment agreement expiring on May 18, 2001. Both of these agreements have a term of three years.

    Pursuant to these agreements, we pay Mr. Capobianco an annualized base salary of $275,000 and Mr. Donnelly an annualized base salary of $290,000. These base salaries are subject to increase from time to time by the Board of Directors. Pursuant to these agreements, if the executive's employment is terminated, except by us for 'Cause' (as defined in the Employment Agreements) or by the executive voluntarily, we are obligated to pay him an amount equal to the sum of his annual salary and the annual bonus last paid to him. Under these agreements, neither Mr. Capobianco nor Mr. Donnelly may disclose any of our proprietary information or, for two years following the termination of his employment (or, in the event he has been terminated without Cause or has resigned for 'Good Reason' (as defined in the Employment Agreements), for one year following such termination without Cause or resignation for 'Good Reason'), enter into the employment of, render services to or otherwise assist certain of our competitors.

                        REPORT OF COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the 'Committee') is comprised solely of directors who are not current or former employees of the Company. The Committee is responsible for overseeing and administering our executive compensation programs. The Committee reviews, monitors and approves executive compensation, establishes compensation guidelines for corporate officers and administers our stock option plans.

COMPENSATION PHILOSOPHY

    Our compensation philosophy is premised upon the belief that our employees are our most valuable asset. Our executive officers are charged with directing our strategic planning, managing the growth of our organization, overseeing the completion of our infrastructure and have overall responsibility for our results. We have planned and implemented a compensation structure intended to attract and retain highly talented individuals, energize and reward the creativity of our executive officers in achieving our stated milestones, and provide incentives to our executive officers to execute our objectives and enhance stockholder value by achieving short term and long term business objectives.

COMPENSATION PROGRAM

    Our compensation program has to date consisted of base salary and long term incentive compensation comprised exclusively of the stock options under our stock option plans.

BASE SALARIES

    The base salaries paid to each of our executive officers during 1999 were paid pursuant to written employment agreements described herein under 'Executive Compensation -- Employment Agreements'. The Committee reviews and considers base salary adjustments for each of our executive officers annually based on recommendations from management and considerations relating to the respective officers' individual performances, the responsibilities of their positions and their competitive positions vis-a-vis executives of other high performing companies. Salary increases during fiscal year 1999 were based on these criteria. During 1999, at the recommendation of our Chief Executive Officer, Mr. Briskman's annual salary was increased from $280,000 to $310,000, Mr. Capobianco's annual salary was increased from $230,000 to $250,000, Mr. Donnelly's annual salary was increased from $260,000 to $290,000 and Mr. Bahr's salary was increased from $225,000 to $280,000.

    Except as to the compensation reflected in the Employment Agreement between us and Mr. Margolese effective as of January 1, 1999, we have not sought to position executive compensation within any particular range as compared to any stated peer group.

LONG-TERM INCENTIVES

    We provide long-term incentives through stock options granted to our executive officers under our stock option plans. The Committee believes that the potential for stock ownership by executives and other employees is the most effective method by which the interests of management may be aligned with those of other stockholders. The options granted typically vest over four years, have a term of ten years and have an exercise price equal to the fair market value of our Common Stock on the grant date.

    In March 1999, the Committee awarded Mr. Briskman 60,000 stock options, Mr. Bahr 100,000 stock options, Mr. Capobianco 40,000 stock options and Mr. Donnelly 90,000 stock options. These options have a ten year term and an exercise price of $23.75. In June 1999, the Committee awarded Mr. Bahr an additional 50,000 options. These options have a ten year term and an exercise price of $29.125. In December 1999, the Committee awarded Mr. Briskman an additional 90,000 stock options, Mr. Bahr an additional 125,000 stock options, Mr. Capobianco an additional 60,000 stock options and Mr. Donnelly an additional 125,000 stock options. These options have a ten year term and an exercise price of $30.50. The number of options granted by the Committee to each executive officer during 1999 was based upon such criteria as anticipated achievement, responsibilities, performance, experience and future potential, as well as an awareness of the financial incentives required to retain the quality of executive management essential to the attainment of our strategic and financial objectives.

    The Committee has authorized executive management to grant stock options to employees below the executive officer level on an annual basis according to performance guidelines intended to be competitive with comparable companies and to reward individual achievement appropriately. Our executive officers do not receive annual stock option grants under this program.

ANNUAL BONUS/SHORT-TERM INCENTIVES

    To date, we have not implemented any plan or program of annual cash bonuses or other similar short-term incentive awards, other than the awarding of certain cash bonuses to our employees upon the receipt of patent grants. In February 2000, we paid Mr. Margolese a bonus of $500,000, Mr. Briskman a bonus of $100,000, Mr. Bahr a bonus of $280,000, Mr. Capobianco a bonus of $150,000 and Mr. Donnelly a bonus of $290,000. Each of these bonuses was awarded by the Board in recognition of the executive's efforts in securing our alliances with DaimlerChrysler and BMW. As we complete our infrastructure build-out and commence operations, the Board of Directors expects to pay annual bonuses to our executives officers based upon satisfaction of business objectives.

COMPENSATION OF OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    In 1998, the Committee negotiated, and we entered into, a new employment agreement with Mr. Margolese, our Chairman and Chief Executive Officer, effective as of January 1, 1999. (Mr. Margolese's prior employment agreement expired on December 31, 1998.) The specific terms of this agreement are described in detail in this proxy statement in the section titled 'Executive Compensation -- Employment Agreements'. The Committee engaged an independent compensation consultant to assist it in the process of determining appropriate compensation for Mr. Margolese. This consultant identified for the Committee peer companies within the telecommunications and technologies industries whose CEO compensation arrangements served as comparative compensation standards against which the Committee measured the compensation package (comprised of annual base salary and stock options) agreed to with Mr. Margolese. Mr. Margolese's base salary structure under this new agreement includes annual increases of $50,000 per year, commencing with a base salary of $450,000 in 1999 and increasing $50,000 per year over the five-year term of the agreement. This stepped program of annual base salary increases fell within the median parameter of the peer group data provided by the consultant. The stock option grants included within this compensation package reflect the upper end of the survey data for the peer companies. Nonetheless, after due consideration of this competitive data, Mr. Margolese's performance in achieving our goals and objectives to date, the level of his management responsibilities and the clear importance to our future success of retaining the services of Mr. Margolese, the Committee concluded that the stock options granted to Mr. Margolese under this agreement constituted an appropriate recognition of past performance and an important incentive for his continuing contributions toward the achievement of such success.

POLICY WITH RESPECT TO INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Code places a $1 million per person limitation on the tax deduction we may take for compensation paid to our Chief Executive Officer and our four other highest paid executive officers, except that compensation constituting performance-based compensation, as defined by the Code, is not subject to the $1 million limit. The Committee generally intends to grant awards under our stock option plans consistent with the terms of Section 162(m) so that such awards will not be subject to the $1 million limit. In other respects, the Committee expects to take actions in the future that may be necessary to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with other objectives of our compensation program. However, the Committee reserves the discretion to pay compensation that does not qualify for exemption under Section 162(m) where the

Committee believes such action to be in the best interest of the Company and its stockholders. The Committee believes that the compensation terms of Mr. Margolese's Employment Agreement that would take effect upon his termination without 'Cause' or his resignation for 'Good Reason' will qualify as a tax-deductible expense under Section 162(m). The terms of such agreement which would take effect on a 'Change of Control' will result in compensation exceeding the deductibility limit.

SUMMARY

    The Committee believes that our compensation programs are well structured to encourage attainment of objectives and to foster a stockholder perspective in management through potential stock ownership. The Committee believes, further, that the awards made in 1999 were competitive, appropriate and in our stockholders long-term interests.

                                          Compensation Committee
                                          LAWRENCE F. GILBERTI
                                          JOSEPH V. VITTORIA
                                          RALPH V. WHITWORTH

                               PERFORMANCE GRAPH
    Set forth below is a graph comparing the cumulative performance of our Common Stock with the Standard & Poor's Composite-500 Stock Index (the
'S&P 500') and the Nasdaq Telecommunications Index from December 31, 1994 (the last trading day prior to our 1995 fiscal year) and December 31, 1999. The graph assumes that $100 was invested on December 31, 1994 in each of our Common Stock, the S&P 500 and the Nasdaq Telecommunications Index and that all dividends were reinvested.

                               [PERFORMANCE GRAPH]



                           TOTAL SHAREHOLDER RETURNS

                                                                                  NASDAQ
DATE                                                 SIRIUS   S&P 500   TELECOMMUNICATIONS INDEX(1)
----                                                 ------   -------   ---------------------------
December 31, 1994..................................  $  100    $100                $100
December 31, 1995..................................  $  218    $138                $131
December 31, 1996..................................  $  203    $169                $134
December 31, 1997..................................  $  834    $226                $196
December 31, 1998..................................  $1,686    $290                $322
December 31, 1999..................................  $2,191    $351                $561

---------
(1) The Nasdaq Telecommunications Index is a capitalization weighted index designed to measure the performance of all Nasdaq-traded stocks in the telecommunications sector, including satellite technology.

                                          By Order of the Board of Directors,

                                          PATRICK L. DONNELLY
                                          Senior Vice President,
New York, New York                        General Counsel and Secretary
August 21, 2000

                                   APPENDIX 1

                             SIRIUS SATELLITE RADIO

                                ADMISSION TICKET

                       2000 ANNUAL MEETING OF STOCKHOLDERS
                           TUESDAY, SEPTEMBER 19, 2000
                                   10:00 A.M.

                                  TO BE HELD AT
                                   U.S. TRUST
                           THE AUDITORIUM, 1(ST) FLOOR
                             114 WEST 47(TH) STREET
                               NEW YORK, NEW YORK

               THIS TICKET MUST BE PRESENTED TO ENTER THE MEETING


                             DETACH PROXY CARD HERE
 ................................................................................

[   ]

The Board of Directors recommends a vote "FOR" each item.


1. To elect five (5) members   FOR all nominees [ ]   WITHHOLD AUTHORITY to vote for [ ]   *EXCEPTONS [ ]
   to the Board of Directors:  listed below           all nominees listed below


Nominees: David Margolese, Robert D. Briskman, Lawrence F. Gilberti, Joseph V. Vittoria and Ralph V. Whitworth (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________________


2. Approval of Arthur Andersen LLP as independent auditors.   FOR [ ]   AGAINST [ ]   ABSTAIN [ ]


                                                                  Attending  [ ]
                                                                  meeting

                                                      Change of Address and  [ ]
                                                      or Comments Mark Here


                             The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                             Dated: ____________________________________, 2000

                             _________________________________________________
                                  Please print name of Stockholder here.
                             _________________________________________________
                                              Please sign here.




(Please sign, date and return this proxy in         Votes must be indicated
the enclosed postage prepaid envelope.)            (x) in Black or Blue ink. [X]


                               Please Detach Here
                 You Must Detach This Portion of the Proxy Card
                  Before Returning it in the Enclosed Envelope






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                          SIRIUS SATELLITE RADIO INC.

             Proxy Solicited on behalf of the Board of Directors of
                           Sirius Satellite Radio Inc.

     The undersigned hereby appoints Patrick L. Donnelly and Edward Weber, Jr., and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein to vote your shares of Sirius Satellite Radio Common Stock (including any shares of Common Stock which you have the right to direct the proxies to vote under the Sirius Satellite Radio Inc. 401(k) Savings Plan) and Preferred Stock, at the Annual Meeting of Stockholders of SIRIUS SATELLITE RADIO INC. to be held on Tuesday, September 19, 2000, at 10:00 a.m., in the Auditorium on the first floor of U.S. Trust, 114 West 47(th)Street, New York, New York, and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed on the reverse hereof by the Stockholder. If no direction is made, this proxy will be voted FOR all nominees listed and for Item 2.

                     (Continued and to be dated and signed on the reverse side.)

                                                    SIRIUS SATELLITE RADIO INC.
                                                    P.O. BOX 11492
                                                    NEW YORK, N.Y. 10203-0492